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                                                                   EXHIBIT 10.19

                               APPROVAL AGREEMENT

         This APPROVAL AGREEMENT (this "Approval") dated as of March 7, 2006, ("Effective Date") is entered into by and between Critical Therapeutics, Inc., a Delaware corporation ("CRTX") and H. Shaw Warren, Jr., M.D. ("Dr. Warren").

         WHEREAS, CRTX and Dr. Warren are parties to a Consulting Agreement dated as of January 31, 2001, as amended by Amendment No. 1 dated as of February 6, 2003 (the "Agreement"); and

         WHEREAS, the Agreement contemplates that Dr. Warren will obtain CRTX's approval prior to rendering advice or services in the Field to a for-profit entity;

         WHEREAS, Dr. Warren has requested that CRTX grant such approval in connection with the proposed formation by Dr. Warren and others of, and Dr. Warren's continuing involvement with, a new for-profit entity to be known as Innovative Metabolics, Inc. ("IMI"), and CRTX has agreed to such request, subject to the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions; References. Unless otherwise specifically defined herein, each term used herein (including in the Recitals hereof) which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

2. Approval. As contemplated by Section 1.4(a) of the Agreement, and subject to the conditions specified in Section 3 of this Approval, CRTX hereby approves the rendering by Dr. Warren of advice and services in the Field to IMI solely with respect to CRTX's technology related to physical and electrical stimulation of the vagus nerve. For purposes of clarity, the use of Confidential Information (as defined in Section 6.2 of the Agreement) in the area of CRTX's technology related to physical and electrical stimulation of the vagus nerve shall not produce any Inventions (as defined in Section 5.1 of the Agreement) for purposes of the Agreement for as long as this Approval is in effect.

3. Conditions of Continued Effectiveness Of Approval.

(a) The approval contained in Section 2 of this Approval shall remain in effect for the duration of the Agreement but only so long as each of the following conditions is satisfied (or in the case of the conditions specified in (a)(2) and (a)(3) below, is capable of being satisfied within the time period indicated in such condition):

         (1) Dr. Warren shall promptly become and remain an owner of shares of the common stock of Innovative Metabolics, Inc. ("IMI").

         (2) The negotiation and execution, on or prior to the one year anniversary of the Effective Date, of a license agreement relating to CRTX's technology related to


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         physical and electrical stimulation of the vagus nerve between CRTX and
         IMI, on terms agreeable to each of the parties to such license agreement. For avoidance of doubt, Dr. Warren acknowledges that CRTX is not obligated to enter into such a license agreement and that CRTX may, in its sole discretion, at any time and for any reason terminate negotiations regarding such license agreement, in which case the approval contained in Section 2 would terminate.

         (3) IMI completes a round of equity financing (which may include an issuance of convertible debt) on or prior to the one year anniversary of the Effective Date, which provides immediate gross proceeds to IMI of not less than $1,000,000.

(b) Except as expressly provided in this Approval, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

5. Miscellaneous.

(a) Dr. Warren acknowledges and agrees that the execution and delivery by CRTX of this Approval shall not be deemed to create a course of dealing or an obligation to execute similar approvals, waivers or amendments under the same or similar circumstances in the future.

(b) This Approval shall be binding upon and inure to the benefit of the parties hereto and to the Agreement and their respective successors and assigns.

(c) This Approval shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

(d) This Approval may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt of a facsimile transmitted document purportedly bearing the signature of Dr. Warren or CRTX shall bind Dr. Warren or CRTX, respectively, with the same force and effect as the delivery of a hard copy original.

(e) This Approval contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Approval supersedes all prior drafts and communications with respect hereto. This Approval may not be amended except in accordance with the provisions of Section 8.5 of the Agreement.

(f) If any term or provision of this Approval shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Approval or the Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Approval to be duly executed as of the day and year first above written.


                                        CRITICAL THERAPEUTICS, INC.

                                        /s/ Trevor Phillips
                                        ---------------------------------------
                                        Trevor Phillips
                                        Chief Operating Officer


                                        H. SHAW WARREN, JR., M.D.

                                        /s/ H. Shaw Warren, Jr.
                                        ---------------------------------------


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